Exhibit 99.1

      McGrath RentCorp Announces Results for Third Quarter 2007

               EPS Decreases 8% to $0.46 for the Quarter

                      Rental Revenues Increase 9%

    LIVERMORE, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--McGrath RentCorp (NASDAQ: MGRC) today announced revenues for the quarter ended September 30, 2007, of $80.8 million, an increase of 4%, compared to $77.9 million in the third quarter 2006. The Company reported net income for the third quarter 2007 of $11.9 million, or $0.46 per diluted share, compared to net income of $12.7 million, or $0.50 per diluted share, in the third quarter 2006.

    For the third quarter of 2007, the Company's Mobile Modular division posted a 9% increase in rental revenues to $25.9 million compared with $23.9 million in the third quarter 2006, with gross profit on rental revenues increasing 11% to $16.6 million from $15.0 million in the third quarter 2006. Sales revenues increased $0.9 million from $12.4 million in the third quarter 2006 to $13.3 million, but gross profit on sales decreased $0.5 million to $3.0 million in the third quarter 2007 due to lower gross margins on sales of 22.6% in the third quarter 2007 compared to 28.1% in the third quarter 2006. Total gross profit increased 8% from $21.4 million in the third quarter 2006 to $23.0 million in the third quarter 2007. Selling and administrative expenses increased $0.9 million to $7.2 million in the third quarter 2007. As a result, Mobile Modular's pre-tax income increased 8% from $12.9 million to $14.0 million in the third quarter 2007.

    For the third quarter of 2007, the Company's TRS-RenTelco division posted an 8% increase in rental revenues to $21.7 million from $20.0 million in the third quarter of 2006, but gross profit on rental revenues decreased 2% to $8.9 million from $9.0 million in the third quarter 2006. The lower gross profit on rental revenues was primarily due to 20% higher depreciation expense and 2% lower average equipment utilization in 2007, resulting in a higher depreciation as a percentage of rents of 47.1% in the third quarter 2007 compared to 42.7% in the third quarter 2006. Sales revenues decreased $2.0 million from $5.7 million to $3.7 million in the third quarter 2007, with gross profit on sales decreasing $0.5 million to $1.3 million from $1.8 million in the third quarter 2006. Selling and administrative expenses increased $0.5 million to $4.9 million in the third quarter 2007. As a result, TRS-RenTelco's pre-tax income decreased 17% from $5.9 million to $4.9 million in the third quarter 2007.

    Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

    "Our third quarter results reflect continuing favorable growth in rental revenues and rental assets in both our modulars and electronics businesses. We are investing in the future earnings growth of McGrath RentCorp, including management to support the expansion of our existing rental businesses and our corporate development efforts on new initiatives, and information systems. Our sales of equipment for the third quarter at both Enviroplex and for our electronics rental business were lower than last year reducing EPS by $0.04. We've always emphasized rental revenue and rental asset growth are more important than equipment sales to McGrath RentCorp's long-term profitability.

    "Mobile Modular's 9% increase in rental revenues over the third quarter of 2006 was primarily related to new educational rentals coming online during the quarter, and to a lesser degree new commercial rental activity. We should experience a full 12 months of rental revenues in 2008 on a large number of these educational orders. Gross profit on rents increasing 11% from a year ago was driven by lower direct expense growth as compared to rental revenue growth within the quarter.

    "In California, we experienced a favorable number of educational opportunities during the first half of 2007 as a result of the high level of school modernization bond monies available. However, we also experienced a more price competitive market compared to past school ordering seasons due to higher classroom inventory levels coming into 2007. Our 2008 opportunity pipeline in California for additional classroom rentals for modernization of public education facility infrastructure, and the availability of funding to support such projects, looks favorable today. However, we also expect continuing pricing pressure, minimally in the first half of 2008, until we more fully utilize our classroom inventory. In California, our commercial business grew, however, at a lower rate than anticipated. This was due to lower business activity in residential and non-residential construction. In both our Florida and Texas markets, we experienced strong quarter over quarter rental revenue growth. Our educational business in both of these markets is continuing to grow nicely. Texas had favorable quarter over quarter growth in commercial rental activity, and in Florida we are pleased with the volume of commercial opportunities we are experiencing as we work to establish the Mobile Modular brand name in the market.

    "TRS-RenTelco's 8% increase in rental revenues quarter over quarter reflects a favorable rental environment with increased business activity levels across a broad range of applications including wireless and wire line equipment, aerospace & defense systems and products and broadband network infrastructure. Early in the third quarter we began to see a higher conversion level of pipeline opportunities to bookings. This was our highest rental revenue quarter since the merger of TRS and RenTelco in 2004.

    "TRS-RenTelco's pre-tax income for the third quarter was lower than a year ago as a result of higher depreciation, and higher selling and administrative expenses. Depreciation expense increased due to our continuing purchases of the latest technology test equipment to support growth and our need to reduce our inventories of older technology equipment. We are also more fully staffed than a year ago. Most of these positions are sales and marketing related and are helping to drive our higher rental revenue levels.

    "We've added over $43 million in new rental assets to our test equipment inventory over the past 12 months. Our utilization at the end of the third quarter was at 70% and our pipeline of opportunities continues to be strong entering the fourth quarter. As we begin to sell more lower utilized test equipment, we would expect a favorable impact to both depreciation expense as a percentage of rental revenues, and profit on sales, in supporting higher pre-tax profit levels."

    THIRD QUARTER 2007 HIGHLIGHTS (AS COMPARED TO THIRD QUARTER 2006)

    -- Rental revenues increased 9% to $47.7 million. Within rental revenues, Mobile Modular increased 9% from $23.9 million to $25.9 million; TRS-RenTelco increased 8% from $20.0 million to $21.7 million.

    -- Sales revenues decreased 10% to $22.5 million, resulting from lower sales volume in TRS-RenTelco and Enviroplex partly offset by higher sales volume in Mobile Modular. The lower sales volume and lower gross margin percentage of 26.7% in 2007 compared to 32.7% in 2006, resulted in a gross profit decrease of $2.2 million. Sales revenues and related gross margins can fluctuate from quarter to quarter depending on customer requirements, equipment availability and funding.

    --  Average Rental Equipment increased 14% to $649.4 million.
        Within average rental equipment, Mobile Modular increased 11% from $393.0 million to $434.7 million; TRS-RenTelco increased 22% from $175.8 million to $214.7 million.

    -- Depreciation of rental equipment increased 18% to $13.4 million, with Mobile Modular increasing 12% to $3.2 million from $2.8 million in 2006, and TRS-RenTelco increasing 20% to $10.2 million from $8.6 million in 2006.

    -- Debt decreased $1.5 million during the quarter to $184.5 million, with the Company's total liabilities to equity ratio increasing from 1.49 to 1 at June 30, 2007 to 1.51 to 1 as of September 30, 2007. As of September 30, 2007, the Company, under its lines of credit, had capacity to borrow an additional $58.5 million.

    -- Dividend rate increased 13% to $0.18 per share for the third quarter 2007, as compared to $0.16 per share for the third quarter of 2006. On an annualized basis, this dividend represents a 2.1% yield on the October 31, 2007 close price of $34.28.

    -- Cash flows from operating activities decreased $17.5 million to $54.2 million for the nine months ended September 30, 2007, primarily attributable to the reduction of accounts receivable in 2006 due to the collection of large aged receivables that did not recur in 2007 and a slower collection of receivables in 2007 and to a lesser extent decreased accounts payable and other accrued liabilities compared to 2006, partly offset by improved operating results and other balance sheet changes.

    -- Adjusted EBITDA increased 1% to $37.2 million for the third quarter of 2007 compared to $36.9 million for the third quarter of 2006. Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and non-cash stock-based compensation. A reconciliation of Adjusted EBITDA to net cash provided by operating activities and net income to Adjusted EBITDA can be found at the end of this release.

    FINANCIAL GUIDANCE

    Based on results to date and the current forecast for the remainder of the year, the Company expects 2007 results to be towards the lower end of its 2007 guidance range of $1.65 to $1.73 per diluted share. Such a forward-looking statement reflects McGrath RentCorp's expectations as of November 1, 2007. Actual 2007 full-year earnings per share results may be materially different and affected by many factors, including those factors outlined in the "forward-looking statements" paragraph at the end of this press release.

    You should read this press release in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Form 10-Q.

    About McGrath RentCorp

    Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customers' temporary and permanent space needs in California, Texas and Florida. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. The Company's TRS-RenTelco division rents and sells electronic test equipment and is one of the leading providers of general purpose and communications test equipment in North America.

    CONFERENCE CALL NOTE: As previously announced in its press release of October 10, 2007, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 1, 2007 to discuss the third quarter 2007 results. To participate in the teleconference, dial 1-800-218-8862 (in the U.S.), or 1-303-262-2140
(outside the US), or visit the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.), or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 11098621.

    This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "estimates", "will", "should", "appears", "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in the Company's 10-K, 10-Q and other SEC filings, including, the effectiveness of management's strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture our products in a timely manner and to our specifications; our dependence on our information technology systems and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions; fluctuations in interest rates and the Company's ability to manage credit risk; the effect of our debt covenants on our flexibility to operate the business; our ability to effectively manage our rental assets; the risk that we may be subject to litigation and claims from employees, vendors, customers and other third parties; fluctuations in the Company's effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; state funding for education; our failure, or the failure of our products, to comply with current, new or modified statutory or regulatory requirements; success of the Company's strategic growth initiatives; risks associated with doing business with government entities; seasonality of our educational and electronics business; intense industry competition; our ability to timely deliver, install and redeploy our modular products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or developments.



                           MCGRATH RENTCORP
                  CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)

----------------------------------------------------------------------
                                  Three Months Ended Nine Months Ended
                                     September 30,    September 30,
                                  ------------------ -----------------
(in thousands, except per share
 amounts)                           2007      2006     2007     2006
----------------------------------------------------------------------

REVENUES
---------------------------------
  Rental                          $  47,659 $ 43,896 $135,962 $124,735
  Rental Related Services             9,968    8,278   25,988   22,444
                                  --------- -------- -------- --------
    Rental Operations                57,627   52,174  161,950  147,179
  Sales                              22,503   25,110   45,070   47,377
  Other                                 621      591    1,931    1,848
                                  --------- -------- -------- --------
        Total Revenues               80,751   77,875  208,951  196,404
                                  --------- -------- -------- --------

COSTS AND EXPENSES
---------------------------------
  Direct Costs of Rental
   Operations
    Depreciation of Rental
     Equipment                       13,427   11,399   38,176   33,571
    Rental Related Services           6,660    5,587   17,919   15,295
    Other                             8,772    8,489   25,366   26,258
                                  --------- -------- -------- --------
        Total Direct Costs of
         Rental Operations           28,859   25,475   81,461   75,124
  Costs of Sales                     16,501   16,890   32,230   32,778
                                  --------- -------- -------- --------
        Total Costs of Revenues      45,360   42,365  113,691  107,902
                                  --------- -------- -------- --------
          Gross Profit               35,391   35,510   95,260   88,502
  Selling and Administrative         13,108   11,278   37,363   33,634
                                  --------- -------- -------- --------
    Income from Operations           22,283   24,232   57,897   54,868
  Interest Expense                    2,662    2,959    8,115    8,085
                                  --------- -------- -------- --------
    Income Before Provision for
     Income Taxes                    19,621   21,273   49,782   46,783
  Provision for Income Taxes          7,652    8,296   19,415   17,365
                                  --------- -------- -------- --------
    Income Before Minority
     Interest                        11,969   12,977   30,367   29,418
  Minority Interest in Income of
   Subsidiary                            92      302       77      237
                                  --------- -------- -------- --------
       Net Income                 $  11,877 $ 12,675 $ 30,290 $ 29,181
                                  ========= ======== ======== ========

Earnings Per Share:
  Basic                           $    0.47 $   0.51 $   1.20 $   1.17
  Diluted                         $    0.46 $   0.50 $   1.19 $   1.16
Shares Used in Per Share
 Calculation:
  Basic                              25,342   24,960   25,230   24,927
  Diluted                            25,607   25,152   25,482   25,190

Cash Dividends Declared Per Share $    0.18 $   0.16 $   0.54 $   0.48

----------------------------------------------------------------------




                           MCGRATH RENTCORP
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
----------------------------------------------------------------------
                                            September 30, December 31,
                                            ------------- ------------
(in thousands)                                  2007          2006
----------------------------------------------------------------------

ASSETS
-------------------------------------------
Cash                                        $      2,608  $       349
Accounts Receivable, net of allowance for
 doubtful accounts of $1,400 in 2007 and
 $1,000 in 2006                                   79,031       59,834

Rental Equipment, at cost:
  Relocatable Modular Buildings                  470,185      451,828
  Electronic Test Equipment                      224,191      186,673
                                            ------------- ------------
                                                 694,376      638,501
  Less Accumulated Depreciation                 (213,041)    (187,159)
                                            ------------- ------------
  Rental Equipment, net                          481,335      451,342
                                            ------------- ------------

Property, Plant and Equipment, net                60,468       58,146
Prepaid Expenses and Other Assets                 18,869       15,871
                                            ------------- ------------
        Total Assets                        $    642,311  $   585,542
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------
Liabilities:
  Notes Payable                             $    184,500  $   165,557
  Accounts Payable and Accrued Liabilities        54,604       55,509
  Deferred Income                                 31,314       25,852
  Minority Interest in Subsidiary                  3,557        3,479
  Deferred Income Taxes, net                     112,673      104,353
                                            ------------- ------------
        Total Liabilities                        386,648      354,750
                                            ------------- ------------

Shareholders' Equity:
  Common Stock, no par value -
    Authorized -- 40,000 shares
    Issued and Outstanding -- 25,363 shares
     in 2007 and 25,090 shares in 2006            42,202       33,963
  Retained Earnings                              213,461      196,829
                                            ------------- ------------
        Total Shareholders' Equity               255,663      230,792
                                            ------------- ------------
        Total Liabilities and Shareholders'
         Equity                             $    642,311  $   585,542
                                            ============= ============

----------------------------------------------------------------------




                           MCGRATH RENTCORP
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)
----------------------------------------------------------------------
                                                   Nine Months Ended
                                                      September 30,
                                                   -------------------
(in thousands)                                       2007      2006
----------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
--------------------------------------------------
  Net Income                                       $ 30,290  $ 29,181
  Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
    Depreciation                                     39,934    35,140
    Provision for Doubtful Accounts                     928       364
    Non-Cash Stock-Based Compensation                 2,578     2,334
    Gain on Sale of Rental Equipment                 (7,242)   (7,689)
    Change In:
      Accounts Receivable                           (20,125)   (2,217)
      Prepaid Expenses and Other Assets              (2,998)   (1,791)
      Accounts Payable and Accrued Liabilities       (2,957)    4,990
      Deferred Income                                 5,462     5,169
      Deferred Income Taxes                           8,320     6,246
                                                   --------- ---------
        Net Cash Provided by Operating Activities    54,190    71,727
                                                   --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------------------
  Purchase of Rental Equipment                      (78,384)  (91,703)
  Purchase of Property, Plant and Equipment          (4,080)   (2,728)
  Proceeds from Sale of Rental Equipment             19,037    17,953
                                                   --------- ---------
        Net Cash Used in Investing Activities       (63,427)  (76,478)
                                                   --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------
  Net Borrowings Under Bank Lines of Credit          18,943    14,825
  Proceeds from the Exercise of Stock Options         3,979     1,441
  Excess Tax Benefit from Exercise and
   Disqualifying Disposition of Stock Options         1,682       626
  Repurchase of Common Stock                             --      (526)
  Payment of Dividends                              (13,108)  (11,465)
                                                   --------- ---------
        Net Cash Provided by Financing Activities    11,496     4,901
                                                   --------- ---------

        Net Increase in Cash                          2,259       150
Cash Balance, beginning of period                       349       276
                                                   --------- ---------
Cash Balance, end of period                        $  2,608  $    426
                                                   ========= =========

Interest Paid, during the period                   $  7,371  $  7,362
                                                   ========= =========
Income Taxes Paid, during the period               $  9,413  $ 10,493
                                                   ========= =========
Dividends Declared, not yet paid                   $  4,565  $  3,991
                                                   ========= =========
Rental Equipment Acquisitions, not yet paid        $ 11,011  $  5,615
                                                   ========= =========

----------------------------------------------------------------------




Mobile Modular - Q3 2007 compared to Q3 2006 (Unaudited)
----------------------------------------------------------------------
(dollar amounts in thousands)        Three Months Ended    Increase
                                        September 30,      (Decrease)
                                     ------------------- -------------
                                       2007      2006       $      %
                                     ------------------- -------------
Revenues
------------------------------------
Rental                               $ 25,935  $ 23,857  $ 2,078    9%
Rental Related Services                 9,505     7,902    1,603   20%
                                     ------------------- --------
   Rental Operations                   35,440    31,759    3,681   12%
Sales                                  13,304    12,372      932    8%
Other                                     162       184      (22) -12%
                                     ------------------- --------
Total Revenues                       $ 48,906  $ 44,315  $ 4,591   10%
                                     ------------------- --------

Gross Profit
------------------------------------
Rental                               $ 16,596  $ 15,004  $ 1,592   11%
Rental Related Services                 3,241     2,727      514   19%
                                     ------------------- --------
   Rental Operations                   19,837    17,731    2,106   12%
Sales                                   3,001     3,473     (472) -14%
Other                                     162       184      (22) -12%
                                     ------------------- --------
Total Gross Profit                   $ 23,000  $ 21,388  $ 1,612    8%
                                     ------------------- --------

                                     ------------------- --------
Pre-tax Income                       $ 13,962  $ 12,920  $ 1,042    8%
                                     ------------------- --------

Other Information
------------------------------------
Depreciation of Rental Equipment     $  3,188  $  2,835  $   353   12%
Interest Expense Allocation          $  1,874  $  2,160  $  (286) -13%

Average Rental Equipment (1)         $434,740  $392,979  $41,761   11%
Average Rental Equipment on Rent (1) $361,352  $328,762  $32,590   10%
Average Monthly Total Yield (2)          1.99%     2.02%           -1%
Average Utilization (3)                  83.1%     83.7%           -1%
Average Monthly Rental Rate (4)          2.39%     2.42%           -1%

Period End Rental Equipment (1)      $443,508  $404,086  $39,422   10%
Period End Utilization (3)               82.9%     82.9%            0%
Period End Floors (1)                  26,144    24,721    1,423    6%
----------------------------------------------------------------------


    1 Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment. Period End Floors excludes new equipment inventory.

    2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

    3 Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

    4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.



TRS-RenTelco - Q3 2007 compared to Q3 2006 (Unaudited)
----------------------------------------------------------------------
(dollar amounts in thousands)        Three Months Ended    Increase
                                        September 30,      (Decrease)
                                     ------------------- -------------
                                       2007      2006       $      %
                                     ------------------- -------------
Revenues
------------------------------------
Rental                               $ 21,724  $ 20,039  $ 1,685    8%
Rental Related Services                   463       376       87   23%
                                     ------------------- --------
   Rental Operations                   22,187    20,415    1,772    9%
Sales                                   3,710     5,734   (2,024) -35%
Other                                     459       407       52   13%
                                     ------------------- --------
Total Revenues                       $ 26,356  $ 26,556  $  (200)  -1%
                                     ------------------- --------

Gross Profit
------------------------------------
Rental                               $  8,864  $  9,004  $  (140)  -2%
Rental Related Services                    67       (36)     103  286%
                                     ------------------- --------
   Rental Operations                    8,931     8,968      (37)   0%
Sales                                   1,335     1,831     (496) -27%
Other                                     459       407       52   13%
                                     ------------------- --------
Total Gross Profit                   $ 10,725  $ 11,206     (481)  -4%
                                     ------------------- --------

                                     ------------------- --------
Pre-tax Income                       $  4,903  $  5,877  $  (974) -17%
                                     ------------------- --------

Other Information
------------------------------------
Depreciation of Rental Equipment     $ 10,239  $  8,564  $ 1,675   20%
Interest Expense Allocation          $    915  $    927  $   (12)  -1%

Average Rental Equipment (1)         $214,733  $175,827  $38,906   22%
Average Rental Equipment on Rent (1) $146,814  $123,038  $23,776   19%
Average Monthly Total Yield (2)          3.37%     3.80%          -11%
Average Utilization (3)                  68.4%     70.0%           -2%
Average Monthly Rental Rate (4)          4.93%     5.43%           -9%

Period End Rental Equipment (1)      $221,752  $178,568  $43,184   24%
Period End Utilization (3)               69.9%     68.8%            2%
----------------------------------------------------------------------


    1 Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.

    2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

    3 Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

    4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.



Mobile Modular - Nine Months Ended 9/30/07 compared to Nine Months
 Ended 9/30/06 (Unaudited)
----------------------------------------------------------------------
(dollar amounts in thousands)         Nine Months Ended    Increase
                                        September 30,      (Decrease)
                                     ------------------- -------------
                                       2007      2006       $      %
                                     ------------------- -------------
Revenues
------------------------------------
Rental                               $ 74,501  $ 66,867  $ 7,634   11%
Rental Related Services                24,670    21,447    3,223   15%
                                     ------------------- --------
   Rental Operations                   99,171    88,314   10,857   12%
Sales                                  23,555    24,467     (912)  -4%
Other                                     481       545      (64) -12%
                                     ------------------- --------
Total Revenues                       $123,207  $113,326  $ 9,881    9%
                                     ------------------- --------

Gross Profit
------------------------------------
Rental                               $ 47,666  $ 40,238    7,428   18%
Rental Related Services                 8,009     7,362      647    9%
                                     ------------------- --------
   Rental Operations                   55,675    47,600    8,075   17%
Sales                                   6,075     6,608     (533)  -8%
Other                                     481       545      (64) -12%
                                     ------------------- --------
Total Gross Profit                   $ 62,231  $ 54,753  $ 7,478   14%
                                     ------------------- --------

                                     ------------------- --------
Pre-tax Income                       $ 36,125  $ 30,284  $ 5,841   19%
                                     ------------------- --------

Other Information
------------------------------------
Depreciation of Rental Equipment     $  9,136  $  7,973  $ 1,163   15%
Interest Expense Allocation          $  5,767  $  5,949  $  (182)  -3%

Average Rental Equipment (1)         $422,266  $378,962  $43,304   11%
Average Rental Equipment on Rent (1) $347,068  $315,040  $32,028   10%
Average Monthly Total Yield (2)          1.96%     1.96%            0%
Average Utilization (3)                  82.2%     83.1%           -1%
Average Monthly Rental Rate (4)          2.39%     2.36%            1%

Period End Rental Equipment (1)      $443,508  $404,086  $39,422   10%
Period End Utilization (3)               82.9%     82.9%            0%
Period End Floors (1)                  26,144    24,721    1,423    6%
----------------------------------------------------------------------


    1 Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment. Period End Floors excludes new equipment inventory.

    2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

    3 Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

    4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.



TRS-RenTelco - Nine Months Ended 9/30/07 compared to Nine Months Ended
 9/30/06 (Unaudited)
----------------------------------------------------------------------
(dollar amounts in thousands)         Nine Months Ended    Increase
                                        September 30,      (Decrease)
                                     ------------------- -------------
                                       2007      2006       $      %
                                     ------------------- -------------
Revenues
------------------------------------
Rental                               $ 61,461  $ 57,868  $ 3,593    6%
Rental Related Services                 1,318       997      321   32%
                                     ------------------- --------
   Rental Operations                   62,779    58,865    3,914    7%
Sales                                  13,437    13,436        1    0%
Other                                   1,450     1,303      147   11%
                                     ------------------- --------
Total Revenues                       $ 77,666  $ 73,604  $ 4,062    6%
                                     ------------------- --------

Gross Profit
------------------------------------
Rental                               $ 24,754  $ 24,668  $    86    0%
Rental Related Services                    60      (213)     273  128%
                                     ------------------- --------
   Rental Operations                   24,814    24,455      359    1%
Sales                                   4,475     4,672     (197)  -4%
Other                                   1,450     1,303      147   11%
                                     ------------------- --------
Total Gross Profit                   $ 30,739  $ 30,430  $   309    1%
                                     ------------------- --------

                                     ------------------- --------
Pre-tax Income                       $ 13,021  $ 14,557  $(1,536) -11%
                                     ------------------- --------

Other Information
------------------------------------
Depreciation of Rental Equipment     $ 29,040  $ 25,598  $ 3,442   13%
Interest Expense Allocation          $  2,752  $  2,507  $   245   10%

Average Rental Equipment (1)         $203,407  $166,660  $36,747   22%
Average Rental Equipment on Rent (1) $136,691  $116,715  $19,976   17%
Average Monthly Total Yield (2)          3.36%     3.86%          -13%
Average Utilization (3)                  67.2%     70.0%           -4%
Average Monthly Rental Rate (4)          5.00%     5.51%           -9%

Period End Rental Equipment (1)      $221,752  $178,568  $43,184   24%
Period End Utilization (3)               69.9%     68.8%            2%
----------------------------------------------------------------------


    1 Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.

    2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

    3 Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

    4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

    Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

    To supplement the Company's financial data presented on a basis consistent with Generally Accepted Accounting Principles ("GAAP"), the Company presents Adjusted EBITDA which is defined by the Company as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

    The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company's liquidity and financial condition and because management, as well as the Company's lenders use this measure in evaluating the performance of the Company.

    Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company's period-to-period operating performance and evaluate the Company's ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock based compensation, is useful in measuring the Company's cash available to operations and the performance of the Company. Because we find Adjusted EBITDA useful the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company's performance.

    Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company's profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges and income from the minority interest in the Company's Enviroplex subsidiary. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA. Therefore, Adjusted EBITDA should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company's performance. Since Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.



Reconciliation of Net Income to Adjusted EBITDA
----------------------------------------------------------------------
(dollar amounts in   Three Months     Nine Months     Twelve Months
 thousands)              Ended            Ended            Ended
                     September 30,   September 30,     September 30,
                    --------------- ---------------- -----------------
                     2007    2006     2007    2006     2007     2006
                    ------- ------- -------- ------- -------- --------
Net Income          $11,877 $12,675 $ 30,290 $29,181 $ 42,187 $ 41,286
  Minority Interest
   in Income of
   Subsidiary            92     302       77     237      121      208
  Provision for
   Income Taxes       7,652   8,296   19,415  17,365   26,259   24,237
  Interest            2,662   2,959    8,115   8,085   10,790   10,249
                    ------- ------- -------- ------- -------- --------
Income from
 Operations          22,283  24,232   57,897  54,868   79,357   75,980
  Depreciation and
   Amortization      14,032  11,917   39,934  35,140   52,255   46,765
  Non-Cash Stock-
   Based
   Compensation         874     786    2,578   2,334    3,369    2,378
                    ------- ------- -------- ------- -------- --------
Adjusted EBITDA (1) $37,189 $36,935 $100,409 $92,342 $134,981 $125,123
                    ======= ======= ======== ======= ======== ========

Adjusted EBITDA
 Margin (2)             46%     47%      48%     47%      48%      46%

----------------------------------------------------------------------




Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating
 Activities
----------------------------------------------------------------------
(dollar
 amounts in   Three Months Ended Nine Months Ended Twelve Months Ended
 thousands)     September 30,      September 30,      September 30,
              --------------------------------------------------------
                2007     2006     2007      2006      2007     2006
              --------------------------------------------------------
Adjusted
 EBITDA (1)   $ 37,189 $36,935  $100,409 $ 92,342  $134,981  $125,123
Interest Paid   (1,739) (2,345)   (7,371)  (7,362)  (10,520)  (10,255)
Income Taxes
 Paid           (3,337) (1,919)   (9,413) (10,493)  (16,168)  (20,430)
Gain on Sale
 of Rental
 Equipment      (2,892) (3,728)   (7,242)  (7,689)   (9,904)  (10,228)
Change in
 certain
 assets and
 liabilities:
  Accounts
   Receivable,
   net         (14,872) (9,963)  (19,197)      95   (15,424)   10,603
  Prepaid
   Expenses
   and Other
   Assets       (1,952)   (161)   (2,998)  (1,791)   (1,058)   (1,672)
 Accounts
  Payable and
  Accrued
  Liabilities      165    (298)   (5,460)   3,404    (1,612)    2,757
 Deferred
  Income        12,853  10,695     5,462    3,221       683    (2,025)

              --------------------------------------------------------
Net Cash
 Provided by
 Operating
 Activities   $ 25,415 $29,216  $ 54,190 $ 71,727  $ 80,978  $ 93,873
              ========================================================

----------------------------------------------------------------------


    1 Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and other non-cash stock-based compensation.

    2 Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

    CONTACT: McGrath RentCorp
             Keith E. Pratt, 925-606-9200
             Chief Financial Officer